EX-10
            Consent of Independent Registered Public Accounting Firm


Board of Directors of Jackson National Life Insurance Company and
Contract owners of Jackson National Separate Account IV:

We consent to the use of our reports on the consolidated financial statements of Jackson National Life Insurance Company dated March 13, 2009 and on the financial statements of Jackson National Separate Account IV dated February 27, 2009, included herein by reference in the Post-Effective Amendment to Form N-6 of Jackson National Separate Account IV.

KPMG LLP

Chicago, Illinois
April 2, 2009